Exhibit 99.1


Renhuang Pharmaceuticals Files Amended 10K/A for the Six Month Transition Period May 1 - October 31, 2006: Revenues Up and Net Income Grew Significantly Year over Year


    Highlights:

    -- Restated net income of $4.23 million more than doubled compared to the net income of $1.77 million for the same period of the prior year

    -- Revenues of $12.25 million up 24% compared to the restated revenues of $9.90 million for the same period of the previous year

    --  Earnings per share for the current six month period restated as $ 0.121


    HARBIN, China--(BUSINESS WIRE)--Feb. 23, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading provider of natural health care products in the People's Republic of China (PRC), filed an amended 10K yesterday for the transition period of May 1 to October 31, 2006 (which is the second half of the Company's 2006 fiscal year). On February 13, 2007, the Company filed its first 10K since it became a public company in the U.S. in September 2006. Amended 10K filed yesterday mainly reflects additional general and administrative expenses and reclassifies sales rebates as a reduction from sales instead of as a selling expense for the 2005 period. None of the changes materially affected the earnings and earnings comparison. The table below reflects the major changes. A detailed explanation is available in the Company's current report 10K/A dated and filed with the Securities and Exchange Commission on February 22, 2007.

    Key Figures


                         May 1 - Oct. 31          May 1 - Oct. 31
                              2006                      2005
----------------------------------------------------------------------
                      Restated     Original    Restated     Original
======================================================================
Revenue             $12,247,489  $12,247,489  $9,898,073  $11,721,151
----------------------------------------------------------------------
Net Income          $4,225,214   $4,404,578   $1,768,776  $1,768,776
----------------------------------------------------------------------
Net Profit Margin        35%          36%         18%          15%
----------------------------------------------------------------------

                         YoY% Change
--------------------------------------------
                    Restated      Original
============================================
Revenue                24%           4%
--------------------------------------------
Net Income            139%          149%
--------------------------------------------
Net Profit Margin
--------------------------------------------


    The revisions resulted in a decrease of $1.82 million in revenues for the prior year six month period from May 1 to October 31, 2005. The restated revenues for the prior year period reflect changes made to be consistent in the way that revenues and sales commissions are recorded according to the U.S. GAAP. The revisions also resulted in lower selling and distribution expenses and higher other expenses for the same period due to reclassification of certain expenses. There were no changes to the previously announced revenues for the current six month period.

    With the amendment, revenues of $12.25 million for the current six month period from May 1 to October 31, 2006 actually grew 24% compared to the restated revenues of $9.90 million for the same period of last year. The year over year growth of sales was attributable to the continued market growth due to strong demand for all product lines that the Company offers, including Acanthopanax medical products, Shark Power Health Care products, and Traditional Medical products, which respectively contributed 53%, 12%, and 35% to the total revenues.

    The net income for the current six month period ending October 31, 2006 was restated as $4.23 million from the previously announced $4.40 million. The slight decrease of net income for the current period was due to certain additional administrative expense that was not reflected previously. There were no changes to the previously announced net income for the prior year period. This revision did not affect the earnings and earnings comparison materially.

    Therefore, the restated net income of $4.23 million for the current six month period increased 139% compared to the $1.77 million net income for the same period last year. The substantial year-over-year growth of earnings was primarily driven by higher sales, lower operating expenses, and some financial restructuring related to the reverse merger.

    Basic earnings per common share for the six month period were restated as $0.121 per share versus the $0.125 per share previously.

    Given the fact that the six months ended October 31, 2006 was the Company's first reporting period and the Company only conducted the current operations from May 1, 2006 through October 31, 2006, a financial projection based only on the current and the prior year results may not be a good indication of the Company's future performance. Due to seasonality, current six month revenues of $12.25 million may not be indicative of the revenues in future periods. The financial comparison and projection will be more indicative after the Company has conducted its current operations for a few more periods.

    Commenting on the revisions, Renhuang's Chairman Mr. Li, Shaoming said, "As a young public company in the U.S., we have been working hard in adapting our accounting standards to the U.S. GAAP with the help of our auditor. The amendments we made today were mainly due to technicalities. In the past, sales and sales commissions were recorded at different times and the commissions were booked as expenses. To ensure that our past results are consistent with the future results and with the U.S. GAAP, the sales commissions are now booked as offsetting sales. This change resulted in the revision to the revenues recorded for the six month period in 2005."

    Outlook

    The Company remains very optimistic about growing its earnings and revenues over time. Driven by fast growing economy in China, higher disposable income per capita, increased attention to health, and favorable government policy towards improving quality of life, the Company is positioned to grow continuously. The Company anticipates more new products to be approved by SFDA (Chinese State Food & Drug Administration) and to be launched in the coming years. The Company also expects to expand its market internationally as consumers around the world are seeking alternative medicines and as Renhuang's products are increasingly sought after due to growing awareness of the efficacy of natural health care products and Chinese herbal medicine.

    Mr. Li, Shaoming added, "I would like to stress that the Company delivered strong results for its first six month period as a public company. Our sales continued to grow year over year in each of our major product lines and our earnings more than doubled from the same period of last year. With our highly sought after products, strong R&D program, superior manufacturing capability, and large distribution network, we believe we are capable of delivering consistent growth to our shareholders. We reiterate our expectations for the fiscal year 2007 with revenues in the range of $ 35 to $ 40 million and net profits in the range of $ 10 to $ 12 million."

    Details of the Company's amended financial data for the transition period from May 1 - October 31, 2006 are available in the Company's amended Current Report 10K/A dated and filed with the Securities and Exchange Commission on February 22, 2007.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals is a leading bio-pharmaceutical company located in Harbin in the Heilongjiang Province in Northeast China. Renhuang is primarily engaged in the research, production, and sales of bio-pharmaceutical products in Mainland China. The Company's main products are Siberian ginseng, shark liver oil and several other traditional medical products. It is estimated that 70% of China's natural supply of Siberian Ginseng is currently controlled by the Company.

    The company also anticipates approval within six to nine months by State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products. These products are 60% more reliable than those from its competitors and also adhere to "Good Manufacturing Practices", or "GMP". Moreover, the company is in the process of building its own immune system research and development function. Overall, the company is able to achieve significant cost savings compared to most of its competitors, who purchase their raw materials from third parties.

    Over 2000 sales agents are employed in seventy sales centers across twenty-four districts and cover over 50% of the greater China area and 80% of its population, including the most populous and developed Eastern China. The Company employs over 50 people in its R&D department, a number of which are well recognized and respected pharmaceutical professors and research scientists from National Navy Pharmaceutical Research Center, Beijing Ellionbio Research Center and other well known institutions. State of the art research and production facilities using the latest technologies are currently used by the Company's scientists to develop new and innovative areas, including antiseptic and immune system products and Diagnostic kits.
RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    CONTACT: Christensen
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             Fax: 0086-451-57606414
             gs@renhuang.com